UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of the earliest event reported) March 16, 2009

Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
W140 N8981 Lilly Road, Menomonee Falls, WI 53051
(Address of Principal Executive Offices) (Zip Code)
262-257-8888
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
To effect the reverse stock split reported herein, Assisted Living Concepts, Inc. (“ALC”) filed a “Certificate of Change filed Pursuant to Nevada Revised Statutes 78.209 for Nevada Profit Corporations” (“Certificate of Change”) with the Nevada Secretary of State. Upon the effectiveness of the Certificate of Change on March 16, 2009, ALC’s Amended and Restated Articles of Incorporation were deemed amended, as provided in NRS 78.207 and 78.209, to reflect the one for five reverse stock split of ALC’s Class A and Class B common stock and the corresponding reductions in the numbers of shares of ALC Class A and Class B common stock authorized to be issued under ALC’s Amended and Restated Articles of Incorporation, as set forth in the Certificate of Change and discussed in the related press release. A copy of the Certificate of Change is attached as Exhibit 3.1 to this current report on Form 8-K and incorporated by reference herein.
Item 8.01. Other Events.
On March 17, 2009, ALC issued a press release announcing the implementation of its previously announced one for five reverse stock split of its Class A and Class B common stock. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Certificate of Change filed Pursuant to Nevada Revised Statutes 78.209 for Nevada Profit Corporations, filed with the Nevada Secretary of State by Assisted Living Concepts, Inc., effective March 16, 2009.

99.1	Press release, dated March 17, 2009, issued by Assisted Living Concepts, Inc. announcing the implementation of its previously announced one for five reverse stock split of its Class A and Class B common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: March 17, 2009

ASSISTED LIVING CONCEPTS, INC.
By:	/s/ Eric B. Fonstad
Eric B. Fonstad, Senior Vice President,
General Counsel and Secretary